News

DENBURY SUCCESSFULLY COMPLETES FINANCIAL RESTRUCTURING

Emerges from Chapter 11 Well-Positioned for Long-Term Success

Moves Forward as Stronger Business With Significant Financial Flexibility

PLANO, Texas – September 18, 2020 – Denbury Inc. (NYSE: DEN) (“Denbury” or the “Company”) today announced that it has successfully completed its financial restructuring and emerged from Chapter 11. Denbury’s common stock is expected to commence trading on the New York Stock Exchange under the ticker symbol DEN at market open Monday, September 21, 2020.

Consistent with the previously announced Restructuring Support Agreement and the Company’s “pre-packaged” plan, Denbury has restructured its balance sheet and eliminated $2.1 billion of bond debt. Throughout the court-supervised process, Denbury has continued to operate without interruption while fully satisfying all trade, customer, employee, royalty owner, working, and other mineral interest claims in the ordinary course.

Chris Kendall, Denbury’s President and CEO, commented, “Today is an important day for Denbury and all of our stakeholders. Having quickly and efficiently completed our restructuring process, Denbury is now a stronger company with the financial flexibility to continue building on our unique CO2 EOR focused strategy for many years to come. As a result of this process, we are better positioned to compete in a dynamic and evolving energy market and capitalize on the many opportunities ahead, including leveraging our expertise and our strategic assets into an emerging carbon capture, use, and storage business. As we move forward, we are committed to maintaining a strong balance sheet.

“On behalf of all of us at Denbury, I would like to thank our customers, vendors and other business partners for their unwavering support over the last several months. I would also like to thank our creditors for their confidence in Denbury, which enabled us to quickly and efficiently complete this financial restructuring process. Finally, I am grateful to our dedicated employees whose determination and hard work have allowed us to continue performing at a high level while remaining focused on safe, responsible and efficient operations.”

As disclosed on September 15, 2020, Denbury has changed its corporate name from Denbury Resources Inc. to Denbury Inc. Further information regarding the restructuring, including the securities being issued, the Company’s exit revolving credit facility, Denbury’s newly appointed directors, and other matters associated with the restructuring will be provided in a Form 8-K to be filed later today, which can be viewed on the Company’s website at www.denbury.com or the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

Kirkland & Ellis LLP is acting as legal counsel to Denbury, Evercore Inc. is acting as financial advisor and Alvarez & Marsal is serving as restructuring advisor.

ABOUT DENBURY

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to carbon dioxide enhanced oil recovery (CO2 EOR) operations. For more information about Denbury, please visit www.denbury.com.

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This press release contains forward-looking statements that involve a number of risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s most recent Form 10-Q and its 2019 Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. These forward-looking statements include the Company’s ability to successfully capitalize on the reorganization and operate on a long-term basis. There is no assurance that the goals and timing herein can or will be met. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing its estimates as of any future date. Denbury assumes no obligation to update its forward-looking statements.

INVESTOR CONTACT:
John Mayer
Denbury Inc., Director of Investor Relations
972.673.2383

MEDIA CONTACT:
Andrew Siegel / Michael Freitag / Andrew Squire
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449

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